UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

DOVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway

Downers Grove, Illinois 60515

(Address of Principal Executive Offices)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Dover Corporation (the “Company”) is hosting an investor meeting at 6:00 pm EST on March 5, 2014. The meeting will include a presentation concerning the Company’s mid-term outlook, new segment structure, growth opportunities, productivity initiatives and capital allocation. The presentation materials being given to investors have been posted on the Company’s website (http://www.dovercorporation.com).

Forward-Looking Statements:

The presentation materials are being furnished herewith as Exhibit 99.1. As noted therein, the materials contain “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, growth opportunities, productivity initiatives, capital allocation, and operating and strategic plans. The forward-looking statements in these materials include any statements that are not historical facts and may be indicated by words or phrases such as “a look forward,” “expect,” “will,” “plans,” or similar phrases or the use of the future tense. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations. Such risk factors include, but are not limited to, market and economic conditions and changes in corporate policy. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in these presentation materials. We undertake no obligation to update any forward-looking statement, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

	99.1	Dover Corporation’s Investor Meeting Presentation March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dover Corporation’s Investor Meeting Presentation March 5, 2014